Exhibit (10)(a)

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in Post-Effective Amendment No. 40 to the 1933 Act Registration Statement (Form N-4 No. 333-141752) and Amendment No. 517 to the 1940 Act Registration Statement (Form N-4 No. 811-09763), and to the use therein of our reports dated (a) April 1, 2019, with respect to the financial statements of Lincoln Life & Annuity Company of New York and (b) April 16, 2019, with respect to the financial statements of Lincoln New York Account N For Variable Annuities for the registration of interests in a separate account under individual flexible payment deferred variable annuity contracts.

/s/Ernst & Young, LLP

Philadelphia, Pennsylvania
December 20, 2019